UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

AsiaInfo-Linkage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Annual Meeting of Stockholders

On February 22, 2011, AsiaInfo-Linkage, Inc. (the “Company”) issued a press release announcing that its annual stockholders’ meeting (the “2011 Annual Meeting”) will be held on Thursday, April 21, 2011, at 3:00 p.m. Beijing time, at 4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street, Haidian District, Beijing, People’s Republic of China. Stockholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the 2011 Annual Meeting. Because the date of the 2011 Annual Meeting is being advanced by more than 30 days from the anniversary of the 2010 annual stockholders’ meeting, in accordance with Rule 14a-8 under the Exchange Act of 1934, as amended, stockholder proposals that are intended to be presented by stockholders at the 2011 Annual Meeting must be received by the Company’s Secretary at the Company’s principal executive offices a reasonable time before the Company begins to print and send its proxy materials, which the Company regards as the close of business on February 25, 2011, in order to be considered for inclusion in the Company’s proxy statement and form of proxy card.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated February 22, 2011, announcing the anticipated record date and date of 2011 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo-Linkage, Inc.

Date: February 22, 2011		/S/ Michael Wu
	Name:	Michael Wu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 22, 2011, announcing the anticipated record date and date of 2011 annual meeting of stockholders.